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                                                                     EXHIBIT 5.1




                           [ROSS & HARDIES LETTERHEAD]

                                  July 21, 1999


Sabratek Corporation
8111 North St. Louis Avenue
Skokie, Illinois 60076

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Sabratek Corporation, a Delaware corporation, (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 552,926 shares of Common Stock, $0.01 par value per share (the "Common Stock") of the Company by the former shareholders of Unitron Medical Communications, Inc., d/b/a MOON Communications, which was acquired by the Company.

         Each term used herein that is defined in the Registration Statement and not otherwise defined herein shall have the meaning specified in the Registration Statement.

         We are familiar with the proceedings to date with respect to the proposed offering of the Common Stock and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of procedure, law and fact, as we have considered relevant and necessary as a basis for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

         Based on the foregoing, and subject to the qualifications set forth hereinafter, we are of the opinion that the Common Stock has been duly authorized and, when issued and sold in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein.




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Sabratek Corporation
July 21, 1999
Page 13



         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related Prospectus, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            ROSS & HARDIES

                                            By:/s/ David S. Guin
                                               -------------------------------
                                                     A Partner